UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 22, 2005

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 22, 2005, Gramercy Capital Corp. ("Gramercy") obtained an increased commitment amount under an existing master repurchase agreement provided by Wachovia Bank and certain of its affiliates from $350 million to $500 million, which $150 million increase includes the consolidation of a separate, previously existing $50 million credit facility.  Additionally, the initial term of the master repurchase facility was modified to reflect staggered maturities as follows: $250 million matures in August 2007; $150 million matures in December 2007; and the remaining $100 million matures in June 2008.

These modifications increase the Company's total debt capacity from $625 million to $725 million.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Press Release dated April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2005

By :	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer